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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES

                 USWeb Acquisition Corporation 101
                 USWeb Acquisition Corporation 102
                 USWeb Milwaukee Corporation
                 USWeb Seattle Corporation
                 USWeb Silicon Valley Corporation
                 USWeb Acquisition Corporation 106
                 USWeb Atlanta Corporation
                 USWeb Pittsburgh Corporation
                 USWeb Phoenix Corporation
                 USWeb Chicago Corporation
                 USWeb Acquisition Corporation 111
                 USWeb Acquisition Corporation 112
                 USWeb Marin Corporation
                 USWeb Acquisition Corporation 114
                 USWeb Acquisition Corporation 115
                 USWeb Acquisition Corporation 116
                 USWeb Active Solutions Practice Corporation
                 USWeb Acquisition Corporation 118
                 USWeb Detroit Corporation
                 USWeb Acquisition Corporation 120
                 USWeb Acquisition Corporation 121
                 USWeb Houston Corporation
                 USWeb Acquisition Corporation 123
                 USWeb Acquisition Corporation 124
                 Ophelia 97 Vermogensverwaltungs GmbH